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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 17, 2008, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of ATS Corporation (which report expresses and unqualified opinion and contains an explanatory paragraph relating to ATS Corporation's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes on Interpretation of FASB Statement No. 109) on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of ATS Corporation on Forms S-3 (No. 333-124638) and S-8 (No. 333-146075).

McLean, Virginia
March 14, 2008

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM